Exhibit 99.1

AVAX Technologies, Inc. OTC Market: AVXT.OB For Immediate Release	Contact: Richard P. Rainey President (215) 241-9760

AVAX Technologies Announces Definitive Agreement for
Sale of Common Stock

~ Expected gross proceeds from offering of $8,500,000 ~

Philadelphia, PA April 6, 2005 — AVAX Technologies, Inc. (OTCMarket: AVXT.OB) announces that the Company has entered into definitive agreements for the sale to certain accredited and institutional investors of approximately 25,243,430 shares of its common stock at a purchase price of $0.34 per share for gross proceeds of $8,582,000. In connection with the purchase of the stock the Company has also agreed to issue to the investors warrants to purchase an additional 3,786,515 shares of common stock at $0.41 per share of common stock and 3,786,515 shares of common stock at $0.48 per share. Investors in the offering included Credit Suisse Equity Global Biotech Fund, BSI – New Biomedical Frontier Fund, and JFE Hottinger & Company. Privateq Advisors of Zurich, Switzerland acted as an advisor to the Company related to the placement.

“With the completion of this private placement we have finalized the repositioning of AVAX, and are now able to accelerate our clinical and commercial development activities,” said Richard Rainey, AVAX’s President. “We believe that the confidence demonstrated by these investors reflects positively on our potential to complete the important operating milestones we have laid out for AVAX. In addition to the recently planned clinical programs in melanoma and non-small cell lung cancer, we will continue to develop the important commercial opportunities for the AC Vaccine in Europe.”

The Company recently announced the completion of a research initiative exploring the use of the AC Vaccine Therapeutic in the treatment of non-small cell lung cancer. With the positive results obtained from that initiative, which were presented in February 2005 at an American Association of Cancer Research conference, the Company intends to initiate a Phase I/II IND in the United States. AVAX anticipates enrolling the first patients in its Phase I/II clinical trial in melanoma in April.

AVAX Technologies, Inc. is a biotechnology company with operations in the United States and Europe. The Company is engaged in the research, clinical and commercial development of biological products and cancer therapeutics.

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Except for statements that are historical, the statements in this release are “forward-looking” statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve significant risks and uncertainties, and in light of the significant uncertainties inherent in such statements, the inclusion of such information should not be regarded as a representation by AVAX that the objectives and plans of the Company will be achieved. In fact, actual results could differ materially from those contemplated by such forward-looking statements. Many important factors affect the Company’s prospects, including (1) receipt of the balance of the funds from the private placement transaction and in the future to obtain substantial additional funds, beyond the announced private placement, (2) the results of clinical and laboratory testing of its vaccine technologies, (3) possible future FDA or AFSSAPS questions regarding the Company’s products and manufacturing processes, (4) the Company’s ability to maintain its rights under license agreements and to meet funding requirements under its license agreements, (5) the Company’s ability to demonstrate the safety and efficacy of product candidates at each stage of development and to meet applicable regulatory standards and receive required regulatory approvals, as well as other risks detailed from time to time in AVAX’s public disclosure filings with the Securities and Exchange Commission, including its prospectus forming a part of the Company’s registration statement on form SB-2 filed November 8, 2005 and its Annual Report on Form 10-KSB for the year ended December 31, 2003. AVAX does not undertake any obligation to release publicly any revisions to these forward-looking statements or to reflect the occurrence of unanticipated events.